Exhibit 10.4

SECOND AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated as of January 13, 2012, is entered into by and among GULFMARK ENERGY, INC., a Texas corporation (“GME”), and ADAMS RESOURCES MARKETING, LTD., a Texas limited partnership (“ARM” and together with GME, the “Companies” and each individually a “Company”, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A. The Companies and Wells Fargo are parties to that certain Credit and Security Agreement dated August 27, 2009 (as the same has been and may be amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement less otherwise specified.

B. ADA RESOURCES, INC., a Texas corporation (“ADA”), SERVICE TRANSPORT COMPANY, a Texas corporation (“STC”), ADAMS RESOURCES & ENERGY, INC., a Delaware corporation (“ARE”), ADAMS RESOURCES MARKETING GP, INC., a Texas corporation (“GP”), ADAMS RESOURCES MARKETING II, INC., a Nevada corporation (“ARII”) and ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware corporation (“AREC”; together with ADA, STC, ARE, GP and ARII, the “Guarantor”), have each executed that certain Continuing Guaranty dated as of August 27, 2009 in favor of Wells Fargo.

C. The Companies have requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, inconsideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

ARTICLE I

Amendments to Credit Agreement

Section 1.1 Amendment to Section 1.l(a) of the Credit Agreement. Effective as of the date hereof, the reference to “$40,000,000” in Section l.1(a) of the Credit Agreement is deleted and the reference to “$60,000,000” is inserted in lieu thereof.

Section 1.2  Amendment to Section l.2(a) of the Credit Agreement. Effective as of the date hereof, Section 1.2(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

(a) Borrowing Base.  The borrowing base (the “Borrowing Base”) is an amount equal to:

(i) 85% or such lesser percentage of Eligible Accounts as Wells Fargo in its sole discretion may deem appropriate; provided that this rate may be reduced at any time by Wells Fargo’s in its sole discretion by one (1) percent for each percentage point by which Dilution on the date of determination is in excess of five percent (5.0%), less

(ii) the Borrowing Base Reserve, less

(iii) Indebtedness that is not otherwise described in Section 1, including Indebtedness that Wells Fargo in its sole discretion finds on the date of determination to be equal to Wells Fargo’s net credit exposure with respect to any Rate Hedge Agreement, derivative, foreign exchange, deposit, treasury management or similar transaction or arrangement extended to any Company by Wells Fargo, plus

(iv) 85% or such lesser percentage of Eligible LCs as Wells Fargo in its sole discretion may deem appropriate.

Section 1.3  Amendment to Section 5.2(e) of the Credit Agreement. Effective as of the date hereof, Section 5.2(e) of the Credit Agreement is amended and restated to read in its entirety as follows:

(e) [Intentionally Omitted.]

Section 1.4  Addition to Exhibit A to Credit Agreement.  Effective as of the date hereof, the following definition is added to Exhibit A to the Credit Agreement in alphabetical order to read in its entirety as follows:

“Eligible LCs” means, as of the date of calculation, the aggregate undrawn amount of all Letters of Credit issued by Wells Fargo hereunder with expiry dates occurring at least thirty (30) days after such date of determination but excluding any Letters of Credit, or portions of any Letters of Credit, otherwise deemed ineligible by Wells Fargo in its sole discretion.

Section 1.5  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

ARTICLE II

Amendment Fee

Section 2.1  Amendment Fee. The Companies shall jointly and severally pay Wells Fargo as of the date hereof a fully earned, non-refundable fee in the amount of $60,000 in consideration of Wells Fargo’s execution and delivery of this Amendment.

ARTICLE III

Conditions Precedent

Section 3.1 Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

(a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by the Guarantors.

(b) An Amended and Restated Note in substantially the form attached hereof as Exhibit A, duly executed by the Companies.

(c) A Certificate of the Secretary of each Company certifying as to (i) the resolutions of the board of directors of such Company approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation, bylaws or other charter documents of such Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated August 27, 2009 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated August 27, 2009, as being authorized to sign and to act on behalf of such Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Company authorized to execute and deliver, this Amendment and all other documents, agreements and certificates on behalf of such Company.

(d) Payment of the fee described in Section 2.1.

(e) Such other matters as Wells Fargo may reasonably require.

ARTICLE IV

Representations and Warranties

Section 4.1 Representations and Warranties. Each of the Companies hereby represents and warrants to Wells Fargo as follows:

(a) Each Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Company and constitute the legal, valid and binding obligation of such Company, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate or company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Company, or the articles of incorporation, by-laws or other charter documents of such Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Company is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article 4 and Exhibit D of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

ARTICLE V

Miscellaneous

Section 5.1 References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 5.2 No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a consent to or waiver of any default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment. All terms and provisions of, and all rights and remedies of Wells Fargo under, the Loan Documents shall continue in full force and effect are hereby confirmed and ratified in all respects.

Section 5.3 INDEMNIFICATION OF BANK. EACH OF THE COMPANIES AND GUARANTORS HEREBY AGREES TO INDEMNIFY WELLS FARGO AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AFFILIATES, AND AGENTS (COLLECTIVELY, “RELEASED PARTIES”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY AND ALL FAILURES BY SUCH COMPANY OR SUCH GUARANTOR TO COMPLY WITH ITS OR HIS AGREEMENTS CONTAINED IN THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, THIS AMENDMENT, (b) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (c) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (d)

ANY BREACH PRIOR TO THE DATE HEREOF BY SUCH COMPANY OR SUCH GUARANTOR OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AMENDMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS OR THIS AMENDMENT, OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING (COLLECTIVELY, “RELEASED CLAIMS”). WITHOUT LIMITING ANY PROVISION OF THIS AMENDMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH ENTITY OR PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH ENTITY OR PERSON; PROVIDED HOWEVER, NO ENTITY OR PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5.4 WAIVER AND RELEASE. TO INDUCE WELLS FARGO TO AGREE TO THE TERM OF THIS AMENDMENT, EACH OF THE COMPANIES AND GUARANTORS REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT NEITHER IT NOR HE HAS ANY CLAIMS AGAINST RELEASED PARTIES AND IN ACCORDANCE THEREWITH IT OR HE:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT; AND

(b) RELEASE. RELEASES, ACQUITS AND FOREVER DISCHARGES RELEASED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, COUNTERCLAIMS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, BONDS, BILLS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH COMPANY OR SUCH GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS DIRECTLY OR INDIRECTLY CONTEMPLATED THEREBY.

Section 5.5 Costs and expenses. Each Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse jointly and severally Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Company specifically agrees to pay jointly and severally all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by such Company, make a loan to such Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

Section 5.6 Counterparts. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Signatures transmitted by facsimile, email or other electronic medium shall be effective as originals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Ron M. Zeiber
Ron M. Zeiber
Vice President

GULFMARK ENERGY, INC.

By:	/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

ADAMS RESOURCES MARKETING, LTD.

By:	Adams Resources Marketing GP, Inc.
as its general partner

By:	/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

ACKNOWLEDGEMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, each a guarantor of the indebtedness of GULFMARK ENERGY, INC., a Texas corporation (“GME”), and ADAMS RESOURCES MARKETING, LTD., a Texas limited partnership (“ARM” and together with GME, the “Companies” and each individually a “Company”), to Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, pursuant to that certain Continuing Guaranty dated as of August 27, 2009 (as the same has been or may have been amended, modified or restated from time to time, a “Guaranty”) hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 5.4 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Wells Fargo pursuant to the terms of the Guaranty; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of any Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of either Company’s present and future indebtedness to Wells Fargo.

GUARANTORS:

ADA RESOURCES, INC.
ADAMS RESOURCES EXPLORATION
CORPORATION
SERVICE TRANSPORT COMPANY
ADAMS RESOURCES MARKETING GP, INC.
ADAMS RESOURCES MARKETING II, INC.

By:	/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer of each entity listed above

ADAMS RESOURCES & ENERGY, INC.

By:	/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer and
Vice President Finance